EXHIBIT 99.1

FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Record Second Quarter 2019 Financial Results
EMERYVILLE, CA, July 31, 2019 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported GAAP net income of $39.1 million, or $0.56 per diluted share, and adjusted net income of $41.4 million, or $0.59 per diluted share, for its second quarter ended June 30, 2019. This compares with GAAP net income of $32.9 million, or $0.48 per diluted share, and adjusted net income of $38.5 million, or $0.56 per diluted share, in the first quarter ended March 31, 2019. In the second quarter of 2018, the company reported GAAP net income of $25.2 million, or $0.37 per diluted share, and adjusted net income of $27.4 million, or $0.40 per diluted share. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return-on-equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.
Claudia Merkle, CEO of National MI, said, "National MI again delivered record performance, including new insurance written of $12.2 billion, net premiums earned of $83.2 million, adjusted net income of $41.4 million and adjusted return-on-equity of 21.2%. We continued to grow our high-quality insured portfolio at an industry-leading rate and are driving accelerating momentum in our customer franchise. We also succeeded with our third Insurance-Linked Notes offering, further extending our comprehensive credit risk management framework. The $327 million offering, which closed earlier this week, provides significant incremental PMIERs capital support and helps to insulate National MI from adverse loss in our insured portfolio."

•	As of June 30, 2019, the company had primary insurance-in-force of $81.7 billion, up 12% from $73.2 billion at March 31, 2019 and up 41% compared to $58.1 billion as of June 30, 2018.

•	Net premiums earned for the quarter were $83.2 million, up 13% compared to $73.9 million for the first quarter of 2019 and up 35% compared to $61.6 million for the second quarter of 2018.

•
Total underwriting and operating expenses in the quarter were $32.5 million, including $0.7 million of fees and expenses related to the recently completed Insurance-Linked Notes transaction. This compares with total underwriting and operating expenses of $30.8 million in the first quarter of 2019 and $29.0 million in the second quarter of 2018, which included $0.7 million of fees and expenses related to the issuance of Insurance-Linked Notes completed in July 2018.

•	At quarter-end, cash and investments were $1.1 billion and shareholders’ equity was $812 million, equal to $11.99 per share.

•	Return-on-equity for the quarter was 20.0% and adjusted return-on-equity (a non-GAAP measure) was 21.2%.

•
At quarter-end, the company had total PMIERs available assets of $879 million, which compares with risk- based required assets under PMIERs of $782 million. The PMIERs required assets do not reflect the benefit of the recently completed Insurance-Linked Notes transaction and related excess-of-loss reinsurance coverage, which occurred after the close of the second quarter.

The non-GAAP measures of adjusted net income, adjusted diluted EPS and adjusted return-on-equity for the quarters presented exclude the after-tax impact of periodic capital markets transaction costs, changes in the fair value of our warrant liability and realized gains or losses from our investment portfolio.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	6/30/2019	3/31/2019	6/30/2018	Q/Q	Y/Y
Primary Insurance-in-Force ($billions)	$81.7	$73.2	$58.1	12%	41%
New Insurance Written - NIW ($billions)
Monthly premium	11.1	6.2	5.7	78%	94%
Single premium	1.1	0.7	0.8	58%	39%
Total	12.2	6.9	6.5	76%	87%

Premiums Earned ($millions)	83.2	73.9	61.6	13%	35%
Underwriting & Operating Expense ($millions)	32.5	30.8	29.0	5%	12%
Loss Expense ($millions)	2.9	2.7	0.6	7%	355%
Loss Ratio	3.5%	3.7%	1.0%
Expense Ratio	39.1%	41.8%	47.1%
Cash & Investments ($millions)	$1,053.3	$980.0	$854.7	7%	23%
Book Equity ($millions)	812.4	751.9	629.6	8%	29%
Book Value per Share	$11.99	$11.14	$9.58	8%	25%

(1)	Percentages may not be replicated based on the rounded figures presented in the table.
Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, July 31, 2019, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 internationally, and using Conference ID: 8584908 or by referencing NMI Holdings, Inc.
About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in the business practices of Fannie Mae and Freddie Mac (collectively, the GSEs), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (PMIERs) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (D.C.) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including government mortgage insurers, such as the Federal Housing Administration,

EXHIBIT 99.1

U.S. Department of Agriculture's Rural Housing Service and the Veterans Administration, and potential market entry by new competitors or consolidation of existing competitors; developments in the world's financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including any action by the Consumer Financial Protection Bureau to address the planned expiration of the "QM Patch" under the Dodd-Frank Act Ability to Repay / Qualified Mortgage Rule; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from recent natural disasters, including, with respect to the affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2018, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.
Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income and adjusted diluted earnings per share (EPS) enhance the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented in order to increase transparency and enhance the comparability of our fundamental operating trends across periods.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the years that non-vested shares are anti-dilutive under GAAP.
Adjusted return-on-equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders’ equity for the period.
Although adjusted income before tax, adjusted net income and adjusted diluted EPS exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of

EXHIBIT 99.1

our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.

(1)
Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.

(2)
Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.

(3)
Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.

(4)
Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results.

We believe the disclosure of these items and adjustments provides increased transparency to investors and enhances the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417
Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Revenues	(In Thousands, except for per share data)
Net premiums earned	$83,249	$61,615	$157,118	$116,529
Net investment income	7,629	5,735	15,012	10,309
Net realized investment (losses) gains	(113)	59	(300)	59
Other revenues	415	44	456	108
Total revenues	91,180	67,453	172,286	127,005
Expenses
Insurance claims and claim expenses	2,923	643	5,666	2,212
Underwriting and operating expenses	32,543	29,020	63,392	57,473
Total expenses	35,466	29,663	69,058	59,685
Other expense
(Loss) gain from change in fair value of warrant liability	(1,685)	109	(7,164)	529
Interest expense	(3,071)	(5,560)	(6,132)	(8,979)
Total other expense	(4,756)	(5,451)	(13,296)	(8,450)

Income before income taxes	50,958	32,339	89,932	58,870
Income tax expense	11,858	7,098	17,933	11,274
Net income	$39,100	$25,241	$71,999	$47,596

Earnings per share
Basic	$0.58	$0.38	$1.07	$0.74
Diluted	$0.56	$0.37	$1.04	$0.70

Weighted average common shares outstanding
Basic	67,590	65,664	67,143	63,891
Diluted	69,590	68,616	69,348	67,171

Loss ratio(1)	3.5%	1.0%	3.6%	1.9%
Expense ratio(2)	39.1%	47.1%	40.3%	49.3%
Combined ratio(3)	42.6%	48.1%	44.0%	51.2%

Net income	$39,100	$25,241	$71,999	$47,596
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) in accumulated other comprehensive income, net of tax expense (benefit) of $3,662 and ($2,879) for the three months ended June 30, 2019 and 2018 and $7,615 and ($3,304) for the six months ended June 30, 2019 and 2018, respectively	13,779	(1,464)	28,647	(12,429)
Reclassification adjustment for realized losses (gains) included in net income, net of tax (benefit) expense of ($24) and $12 for the three months ended June 30, 2019 and 2018 and ($63) and $10 for the six months ended June 30, 2019 and 2018, respectively	89	(46)	237	(37)
Other comprehensive income (loss), net of tax	13,868	(1,510)	28,884	(12,466)
Comprehensive income	$52,968	$23,731	$100,883	$35,130

(1)	Loss ratio is calculated by dividing the provision for insurance claims and claim expenses by net premiums earned.

(2)	Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

(3)	Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets	June 30, 2019	December 31, 2018
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $994,543 and $924,987 as of June 30, 2019 and December 31, 2018, respectively)	$1,017,607	$911,490
Cash and cash equivalents (including restricted cash of $1,430 and $1,414 as of June 30, 2019 and December 31, 2018, respectively)	35,735	25,294
Premiums receivable	42,225	36,007
Accrued investment income	6,301	5,694
Prepaid expenses	3,358	3,241
Deferred policy acquisition costs, net	52,607	46,840
Software and equipment, net	25,827	24,765
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	20,426	30,370
Other assets	12,679	4,708
Total assets	$1,220,399	$1,092,043

Liabilities
Term loan	$146,253	$146,757
Unearned premiums	151,358	158,893
Accounts payable and accrued expenses	24,351	31,141
Reserve for insurance claims and claim expenses	18,432	12,811
Reinsurance funds withheld	18,092	27,114
Warrant liability, at fair value	9,679	7,296
Deferred tax liability, net	28,258	2,740
Other liabilities (1)	11,597	3,791
Total liabilities	408,020	390,543

Shareholders' equity
Common stock - class A shares, $0.01 par value; 67,768,466 and 66,318,849 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively (250,000,000 shares authorized)	677	663
Additional paid-in capital	692,163	682,181
Accumulated other comprehensive income (loss), net of tax	14,052	(14,832)
Retained earnings	105,487	33,488
Total shareholders' equity	812,379	701,500
Total liabilities and shareholders' equity	$1,220,399	$1,092,043

(1)	Deferred Ceding Commissions have been reclassified to "Other Liabilities" in prior periods

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter ended	Quarter ended	Quarter ended
	6/30/2019	3/31/2019	6/30/2018
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$83,249	$73,868	$61,615
Net investment income	7,629	7,383	5,735
Net realized investment (losses) gains	(113)	(187)	59
Other revenues	415	42	44
Total revenues	91,180	81,106	67,453
Expenses
Insurance claims and claim expenses	2,923	2,743	643
Underwriting and operating expenses	32,543	30,849	29,020
Total expenses	35,466	33,592	29,663
Other Expense
(Loss) gain from change in fair value of warrant liability	(1,685)	(5,479)	109
Interest expense	(3,071)	(3,061)	(5,560)
Total other expense	(4,756)	(8,540)	(5,451)

Income before income taxes	50,958	38,974	32,339
Income tax expense	11,858	6,075	7,098
Net income	$39,100	$32,899	$25,241

Adjustments:
Net realized investment losses (gains)	113	187	(59)
Loss (Gain) from change in fair value of warrant liability	1,685	5.479	(109)
Capital markets transaction costs	664	—	2,921
Adjusted income before taxes	53,420	44,640	35,092

Income tax expense on adjustments	163	39	578
Adjusted net income	$41,399	$38,526	$27,416

Weighted average diluted shares outstanding	69,590	68,996	68,616

Diluted EPS	$0.56	$0.48	$0.37
Adjusted diluted EPS	$0.59	$0.56	$0.40

Return-on-equity	20.0%	18.1%	16.4%
Adjusted return-on-equity	21.2%	21.2%	17.8%

EXHIBIT 99.1

Historical Quarterly Data	2019		2018
	June 30	March 31	December 31	September 30	June 30	March 31
Revenues		(In Thousands, except for per share data)
Net premiums earned	$83,249	$73,868	$69,261	$65,407	$61,615	$54,914
Net investment income	7,629	7,383	6,952	6,277	5,735	4,574
Net realized investment (losses) gains	(113)	(187)	6	(8)	59	—
Other revenues	415	42	40	85	44	64
Total revenues	91,180	81,106	76,259	71,761	67,453	59,552
Expenses
Insurance claims and claim expenses	2,923	2,743	2,141	1,099	643	1,569
Underwriting and operating expenses	32,543	30,849	29,384	30,379	29,020	28,453
Total expenses	35,466	33,592	31,525	31,478	29,663	30,022

Other (expense) income (1)	(4,756)	(8,540)	510	(8,436)	(5,451)	(2,999)

Income before income taxes	50,958	38,974	45,244	31,847	32,339	26,531
Income tax expense	11,858	6,075	9,724	7,036	7,098	4,176
Net income	$39,100	$32,899	$35,520	$24,811	$25,241	$22,355

Earnings per share
Basic	$0.58	$0.49	$0.54	$0.38	$0.38	$0.36
Diluted	$0.56	$0.48	$0.46	$0.36	$0.37	$0.34

Weighted average common shares outstanding
Basic	67,590	66,692	66,308	65,948	65,664	62,099
Diluted	69,590	68,996	69,013	68,844	68,616	65,697

Other data
Loss Ratio (2)	3.5%	3.7%	3.1%	1.7%	1.0%	2.9%
Expense Ratio (3)	39.1%	41.8%	42.4%	46.4%	47.1%	51.8%
Combined ratio	42.6%	45.5%	45.5%	48.1%	48.1%	54.7%

(1)	Other (expense) income includes the gain (loss) from change in fair value of warrant liability and interest expense.

(2)	Loss ratio is calculated by dividing the provision for insurance claims and claim expenses by net premiums earned.

(3)	Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(In Millions)
Monthly	$11,067	$6,211	$6,296	$6,675	$5,711	$5,441
Single	1,112	702	666	686	802	1,019
Primary	$12,179	$6,913	$6,962	$7,361	$6,513	$6,460

Primary and pool IIF	As of
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(In Millions)
Monthly	$63,922	$55,995	$51,655	$46,967	$41,843	$37,574
Single	17,786	17,239	16,896	16,560	16,246	15,860
Primary	81,708	73,234	68,551	63,527	58,089	53,434

Pool	2,758	2,838	2,901	2,974	3,064	3,153
Total	$84,466	$76,072	$71,452	$66,501	$61,153	$56,587
The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction and 2018 QSR Transaction, and collectively, the QSR Transactions) for the periods indicated.

	As of and for the three months ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(In Thousands)
Ceded risk-in-force	$4,558,862	$4,534,353	$4,292,450	$3,960,461	$3,606,928	$3,304,335
Ceded premiums written	(18,592)	(18,845)	(17,799)	(16,546)	(15,318)	(14,525)
Ceded premiums earned	(20,919)	(21,468)	(20,487)	(19,286)	(18,077)	(16,218)
Ceded claims and claim expenses	770	899	710	337	173	543
Ceding commission written	3,717	3,771	3,549	3,320	3,064	2,905
Ceding commission earned	4,171	4,206	4,084	3,814	3,536	3,151
Profit commission	11,884	12,061	11,666	11,272	10,707	9,201

EXHIBIT 99.1

Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	($ Values In Millions)
New insurance written	$12,179	$6,913	$6,962	$7,361	$6,513	$6,460
New risk written	3,183	1,799	1,799	1,883	1,647	1,580
Insurance in force (IIF) (1)	81,708	73,234	68,551	63,527	58,089	53,434
Risk in force (1)	20,661	18,373	17,091	15,744	14,308	13,085
Policies in force (count) (1)	324,876	297,232	280,825	262,485	241,993	223,263
Average loan size (1)	$0.252	$0.246	$0.244	$0.242	$0.240	$0.239
Coverage percentage (2)	25.3%	25.1%	24.9%	24.8%	24.6%	24.5%
Loans in default (count) (1)	1,028	940	877	746	768	1,000
Percentage of loans in default (1)	0.3%	0.3%	0.3%	0.3%	0.3%	0.5%
Risk in force on defaulted loans (1)	$58	$53	$48	$42	$43	$57
Average premium yield (3)	0.43%	0.42%	0.42%	0.43%	0.44%	0.43%
Earnings from cancellations	$4.5	$2.3	$2.1	$2.6	$3.1	$2.8
Annual persistency (4)	86.0%	87.2%	87.1%	86.1%	85.5%	85.7%
Quarterly run-off (5)	5.1%	3.3%	3.1%	3.3%	3.5%	3.1%

(1)	Reported as of the end of the period.

(2)	Calculated as end of period risk in force (RIF) divided by end of period IIF.

(3)	Calculated as net premiums earned, divided by average primary IIF for the period, annualized.

(4)	Defined as the percentage of IIF that remains on our books after a given 12-month period.

(5)	Defined as the percentage of IIF that is no longer on our books after a given three month period.
The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	June 30, 2019	March 31, 2019	June 30, 2018
	($ In Millions)
>= 760	$5,627	$3,057	$2,807
740-759	2,165	1,224	1,129
720-739	1,785	1,044	964
700-719	1,337	792	747
680-699	891	553	469
<=679	374	243	397
Total	$12,179	$6,913	$6,513
Weighted average FICO	751	749	747

EXHIBIT 99.1

Primary NIW by LTV	For the three months ended
	June 30, 2019	March 31, 2019	June 30, 2018
	(In Millions)
95.01% and above	$971	$569	$971
90.01% to 95.00%	5,931	3,424	2,932
85.01% to 90.00%	4,085	2,241	1,888
85.00% and below	1,192	679	722
Total	$12,179	$6,913	$6,513
Weighted average LTV	92.0%	92.2%	92.7%

Primary NIW by purchase/refinance mix	For the three months ended
	June 30, 2019	March 31, 2019	June 30, 2018
	(In Millions)
Purchase	$10,697	$6,383	$6,137
Refinance	1,482	530	376
Total	$12,179	$6,913	$6,513
The table below presents a summary of our primary IIF and RIF by book year as of June 30, 2019.

Primary IIF and RIF	As of June 30, 2019
	IIF	RIF
	(In Millions)
June 30, 2019	$18,745	$4,892
2018	24,344	6,177
2017	17,512	4,319
2016	13,903	3,454
2015	6,218	1,569
2014 and before	986	250
Total	$81,708	$20,661
The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	June 30, 2019	March 31, 2019	June 30, 2018
	(In Millions)
>= 760	$37,830	$33,902	$27,311
740-759	13,731	12,160	9,460
720-739	11,388	10,096	7,722
700-719	9,028	8,122	6,355
680-699	6,045	5,435	4,174
<=679	3,686	3,519	3,067
Total	$81,708	$73,234	$58,089

EXHIBIT 99.1

Primary RIF by FICO	As of
	June 30, 2019	March 31, 2019	June 30, 2018
	(In Millions)
>= 760	$9,551	$8,506	$6,758
740-759	3,499	3,076	2,344
720-739	2,904	2,550	1,905
700-719	2,286	2,036	1,558
680-699	1,524	1,357	1,016
<=679	897	848	727
Total	$20,661	$18,373	$14,308

Primary IIF by LTV	As of
	June 30, 2019	March 31, 2019	June 30, 2018
	(In Millions)
95.01% and above	$7,925	$7,204	$5,747
90.01% to 95.00%	38,371	34,024	26,119
85.01% to 90.00%	25,099	22,208	17,319
85.00% and below	10,313	9,798	8,904
Total	$81,708	$73,234	$58,089

Primary RIF by LTV	As of
	June 30, 2019	March 31, 2019	June 30, 2018
	(In Millions)
95.01% and above	$2,145	$1,928	$1,522
90.01% to 95.00%	11,206	9,923	7,610
85.01% to 90.00%	6,108	5,384	4,154
85.00% and below	1,202	1,138	1,022
Total	$20,661	$18,373	$14,308

Primary RIF by Loan Type	As of
	June 30, 2019	March 31, 2019	June 30, 2018

Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	June 30, 2019	March 31, 2019	June 30, 2018
	(In Millions)
IIF, beginning of period	$73,234	$68,551	$53,434
NIW	12,179	6,913	6,513
Cancellations and other reductions	(3,705)	(2,230)	(1,858)
IIF, end of period	$81,708	$73,234	$58,089

EXHIBIT 99.1

Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	June 30, 2019	March 31, 2019	June 30, 2018
California	12.3%	12.7%	13.4%
Texas	8.2	8.3	8.0
Florida	5.4	5.2	4.7
Virginia	5.2	5.0	5.0
Arizona	4.6	4.8	5.0
Illinois	3.6	3.4	3.3
Pennsylvania	3.6	3.6	3.6
Michigan	3.5	3.6	3.7
Colorado	3.4	3.4	3.5
Maryland	3.3	3.2	3.3
Total	53.1%	53.2%	53.5%
The table below presents selected primary portfolio statistics, by book year, as of June 30, 2019.

	As of June 30, 2019
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative default rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$27	16%	655	145	—	1	0.2%	0.2%	—%
2014	3,451	960	28%	14,786	5,085	46	35	3.8%	0.5%	0.9%
2015	12,422	6,218	50%	52,548	29,049	183	69	2.9%	0.5%	0.6%
2016	21,187	13,902	66%	83,626	58,662	209	67	2.0%	0.3%	0.4%
2017	21,582	17,512	81%	85,897	72,988	355	17	3.1%	0.4%	0.5%
2018	27,288	24,344	89%	104,015	95,477	231	3	3.0%	0.2%	0.2%
2019	19,092	18,745	98%	64,429	63,470	4	—	0.3%	—%	—%
Total	$105,184	$81,708		405,956	324,876	1,028	192

(1)	The ratio of total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.

(2)	The sum of number of claims paid ever to date and number of loans in default divided by policies ever in force.

(3)	The ratio of the number of loans in default divided by number of policies in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended		For the six months ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(In Thousands)
Beginning balance	$15,537	$10,391	$12,811	$8,761
Less reinsurance recoverables (1)	(3,678)	(2,334)	(3,001)	(1,902)
Beginning balance, net of reinsurance recoverables	11,859	8,057	9,810	6,859

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	3,492	1,212	7,401	3,152
Prior years (3)	(569)	(569)	(1,735)	(940)
Total claims and claim expenses incurred	2,923	643	5,666	2,212

Less claims paid:
Claims and claim expenses paid:
Current year (2)	—	—	—	—
Prior years (3)	674	481	1,368	852
Reinsurance terminations (4)	(549)	—	(549)	—
Total claims and claim expenses paid	125	481	819	852

Reserve at end of period, net of reinsurance recoverables	14,657	8,219	14,657	8,219
Add reinsurance recoverables (1)	3,775	2,382	3,775	2,382
Ending balance	$18,432	$10,601	$18,432	$10,601

(1)	Related to ceded losses recoverable under the QSR Transactions, included in "Other Assets" on the Condensed Consolidated Balance Sheets.

(2)
Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, that default would be included in the current year. Amounts are presented net of reinsurance.

(3)	Related to insured loans with defaults occurring in prior years, which have been continuously in default since that time. Amounts are presented net of reinsurance.

(4)	Represents the settlement of reinsurance recoverables in conjunction with the termination of one reinsurer under the 2016 QSR Transaction on a cut-off basis.
The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the six months ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Beginning default inventory	940	1,000	877	928
Plus: new defaults	546	287	1,120	700
Less: cures	(433)	(501)	(907)	(825)
Less: claims paid	(25)	(18)	(62)	(35)
Ending default inventory	1,028	768	1,028	768

EXHIBIT 99.1

The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended		For the six months ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(In Thousands)
Number of claims paid (1)	25	18	62	35
Total amount paid for claims	$788	$607	$1,714	$1,089
Average amount paid per claim	$32	$34	$28	$31
Severity(2)	77%	78%	69%	76%

(1)
Count includes 4 and 7 claims settled without payment for the three and six months ended June 30, 2019, respectively, and 1 and 4 claims settled without payment for the three and six months ended June 30, 2018, respectively.

(2)
Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.

The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of June 30, 2019	As of June 30, 2018
	(In Thousands)
Case (1)	$16	$13
IBNR (2)	2	1
Total	$18	$14

(1)	Defined as the gross reserve per insured loan in default.

(2)	Amount includes claims adjustment expenses.
    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	June 30, 2019	March 31, 2019	June 30, 2018
	(In Thousands)
Available Assets	$878,550	$817,758	$653,080
Risk-Based Required Assets	782,460	607,325	587,235